Exhibit 99.1

Value Line, Inc.
220 East 42nd Street
New York, NY 10017

For Immediate Release	Contact: Howard A. Brecher
January 19, 2012	Value Line, Inc.
NEWS RELEASE	(212) 907-1500
www.valueline.com
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VALUE LINE, INC. ANNOUNCES A QUARTERLY CASH
DIVIDEND OF $0.15 PER SHARE

New York - (Business Wire) - Value Line, Inc., (NASDAQ: VALU) announced today that its Board of Directors has declared on January 19, 2012 a quarterly cash dividend of $0.15 per share of common stock, payable on February 9, 2012, to stockholders of record on January 30, 2012.  Previously the Company had paid quarterly dividends at the rate of $0.20 per share. The Company has 9,896,381 shares of common stock outstanding.

Value Line, Inc. is a leading New York based provider of Investment Research. The Value Line Investment Survey is one of the most widely used sources of independent equities investment research. Value Line also produces a range of proprietary investment research in both print and digital formats including our acclaimed research in the areas of Mutual Funds, Options, Convertible securities and ETFs.  Value Line’s acclaimed research also enables the Company to provide specialized products such as the Value Line Select, Special Situations, the newly introduced Value Line Dividend Select and copyrighted data, distributed under copyright agreements for fees, including certain proprietary ranking system information and other proprietary information used in third party products. Investment Management services are provided through its substantial non-controlling and non-voting interests in EULAV Asset Management.  Value Line’s products are available at www.valueline.com or by calling a representative at 1-800-VALUELINE.

Safe Harbor Statement under the Private Securities
Litigation Reform Act of 1995

This report contains statements that are predictive in nature, depend upon or refer to future events or conditions (including certain projections and business trends) accompanied by such phrases as “believe”, “estimate”, “expect”, “anticipate”, “will”, “intend” and other similar or negative expressions, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  Actual results for Value Line, Inc. (“Value Line” or “the Company”) may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the following:

•	dependence on key personnel;
•	maintaining revenue from subscriptions for the Company’s digital and print published products;
•	protection of intellectual property rights;
•	changes in market and economic conditions, including global financial issues;
•
dependence on non-voting revenues and non-voting profits interests in EULAV Asset Management Trust, a Delaware business trust (“EAM”), which provides investment management and distribution, marketing and administrative services to the Value Line branded mutual funds;

•	fluctuations in EAM’s assets under management due to broadly based changes in the values of equity and debt securities, redemptions by investors and other factors;
•	competition in the fields of investment research, publishing, copyright data and investment management;
•	the impact of government regulation on the Company’s and EAM’s business and the uncertainties of litigation and regulatory proceedings;
•	availability of free or low cost investment data through discount brokers or generally over the internet;
•
the risk that, while the Company believes that the restructuring transaction that closed on December 23, 2010, achieved compliance with the requirements of the order issued by the Securities and Exchange Commission (“SEC”) on November 4, 2009, the Company might be required to take additional steps which could adversely affect the Company’s results of operations or the Company’s financial condition;

•	terrorist attacks and natural disasters;

•
other risks and uncertainties, including but not limited to the risks described in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended April 30, 2011 and in Part II, Item 1A of this Quarterly Report on Form 10-Q for the period ended October 31, 2011; and

•	other risks and uncertainties arising from time to time.

Any forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.